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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 7, 1997
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                           QUICKTURN DESIGN SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

     Delaware                        0-22738                77-0159619
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(State or other                  (Commission              (IRS Employer
jurisdiction of                   File Number)        Identification Number)
incorporation)

               440 CLYDE AVENUE, MOUNTAIN VIEW, CALIFORNIA         94043
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                (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:  (415) 967-3300
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                                   N/A
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       (Former name or former address, if changed since last report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On February 7, 1997 (the "Closing Date"), pursuant to an Agreement and Plan of Reorganization dated as of January 16, 1997 (the "Reorganization Agreement"), among Quickturn Design Systems, Inc. ("Quickturn"), QT Corporation, a Delaware corporation and wholly-owned subsidiary of Quickturn ("Merger Sub"), and SpeedSim, Inc., a Delaware corporation ("SpeedSim"), Quickturn acquired SpeedSim by means of a statutory merger (the "Merger") of Merger Sub into SpeedSim, with SpeedSim remaining as the surviving corporation in the Merger. As a result of the Merger, SpeedSim became a wholly-owned subsidiary of Quickturn. Merger Sub was formed solely for the purpose of effecting the Merger. Quickturn is a leading provider of reprogrammable emulation products for system-level design verification. SpeedSim provides cycle-based simulation technology and develops and markets SpeedSim/3 for digital logic simulation.

     Pursuant to the Reorganization Agreement, an aggregate of 2,827,221 shares of Quickturn Common Stock were issued in exchange for (i) all of the issued and outstanding capital stock of SpeedSim and (ii) all unexpired and unexercised options to acquire capital stock of SpeedSim. Each outstanding share of SpeedSim capital stock was converted into the right to receive a number of shares of Quickturn Common Stock equal to 2,827,221 divided by the sum of (i) the total number of shares of SpeedSim capital stock outstanding on the Closing Date, and (ii) the total number of shares of SpeedSim capital stock subject to unexpired and unexercised options to purchase SpeedSim capital stock outstanding on the Closing Date (the "Exchange Ratio"). All options to purchase SpeedSim capital stock outstanding immediately prior to the Merger were assumed by Quickturn. Each such option became exercisable (when vested) for that number of whole shares of Quickturn Common Stock equal to the product of the number of shares of SpeedSim capital stock subject to such option multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Quickturn Common Stock. The per share exercise price of each assumed option is equal to the quotient determined by dividing the exercise price per share of SpeedSim capital stock subject to such option immediately prior to the Merger by the Exchange Ratio, rounded up to the nearest whole cent.

     The consideration paid by Quickturn for the outstanding capital stock of SpeedSim pursuant to the Reorganization Agreement was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of SpeedSim, including public market valuations of comparable companies, discounted cash flows for SpeedSim, and multiples paid in recent acquisitions of comparable companies.

ITEM 5.   OTHER EVENTS.

     On January 16, 1997 Quickturn announced that for the year ended December 31, 1996, revenue was $104.4 million, an increase of 28% over 1995 revenue of $81.8 million. Operating income was $16.3 million, an increase of 39% over the operating income of $11.7 million in 1995. Net income was $12.6 million or $0.83 per share, compared to net income of $13.1 million or $0.90 per share in 1995.

     Both the 1996 results and the results for the fourth quarter of 1996 include a net year-to-date tax benefit of $542,000 or $0.03 per share comprised of a one time recognition of deferred tax assets. Both the 1995 results and the results for the fourth quarter of 1995 include a net year-to-date tax benefit of $3.7 million or $0.26 per share comprised of a one time recognition of deferred tax assets of $6.0 million or $0.41 per share offset by an increased tax expense of $2.3 million or $0.15 per share.

     Fourth quarter revenue of $28.8 million was up 25% over revenue of $23.0 million in the comparable period of 1995 and up 6% over the previous quarter of $27.2 million. Operating income was $4.8 million, an

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increase of 33% over the operating income of $3.6 million in the fourth quarter of 1995 and compared to operating income of $4.2 million in the third quarter of 1996. Net income was $4.1 million or $0.26 per share, compared to $6.6 million or $0.45 per share in the fourth quarter of 1995 and an increase of 29% over the net income of $3.2 million or $0.21 per share in the third quarter of 1996.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF SPEEDSIM

          The Financial Information required to be filed pursuant to Item 7(a) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          The Pro Forma Financial Information required to be filed pursuant to Item 7(b) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

     (c)  EXHIBITS

           2.1     Agreement and Plan of Reorganization dated as of January 16,
                   1997.

           2.2 Certificate of Merger dated February 7, 1997, filed with the Secretary of State of the State of Delaware on February 7, 1997.

          20.1 Press Release of Quickturn, dated January 16, 1997, announcing the financial results for the quarter and year ended December 31, 1996.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    February __, 1997            QUICKTURN DESIGN SYSTEMS, INC.


                                       /s/ Raymond K. Ostby
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                                       Raymond K. Ostby
                                       Vice President, Finance and
                                       Administration, Chief Financial Officer
                                       and Secretary



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                                INDEX TO EXHIBITS


   Exhibit
   Number           Description of Document
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       2.1     Agreement and Plan of Reorganization dated as of January 16,
               1997.

       2.2 Certificate of Merger dated February 7, 1997, filed with the Secretary of State of the State of Delaware on February 7, 1997.

      20.1 Press Release of Quickturn, dated January 16, 1997, announcing the financial results for the quarter and year ended
               December 31, 1996.